THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT
      BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                           PARALLEL TECHNOLOGIES, INC.

      This Warrant (the "Warrant") is issued to Glenn A. Little ("Holder") by Parallel Technologies, Inc., a Nevada Corporation (the "Company"), on December__, 2005 (the "Warrant Issue Date") for the consideration stated in the Consulting Agreement between the Company and Holder dated December __, 2005, receipt of which is hereby acknowledged.

      1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company such number of shares of Common Stock of the Company, par value $0.006 per share (the "Common Stock"), equals to 4% of the total outstanding shares of Common Stock of the Company immediately following the reverse split of the Common Stock authorized by the Board of Directors and majority shareholder of the Company on December 5, 2005 (the "Warrant Shares") at the Exercise Price (defined below), subject to adjustment as provided in Section 7 below.

      2. Exercise Price. The exercise price for the Warrant Shares shall be $0.01 per Warrant Share, as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price").

      3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending on the earlier of (i) the fifth anniversary of the date hereof, (ii) immediately preceding a Change of Control. The term "Change of Control" shall mean (a) the acquisition of the Company pursuant to a consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation (other than a reincorporation);(b) the sale of all or substantially all of the assets of the Company to any other person. In the event of a Change of Control, the Company shall provide the Holder with thirty (30) days' prior written notice of the event constituting the Change of Control. Further, in the event of a Change of Control whereby (i) the consideration to be received by Holder in the event of Change of Control in respect of the Common Stock exceeds the exercise price of the Warrant, and (ii) Holder has not notified the Company of Holder's intent to exercise the Warrant within the 30 days' notice provision contained in this Section 3, then, the Warrant shall be deemed automatically exercised as of the closing of the event constituting the Change of Control.

      4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

            (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices; and

            (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

      5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty
(30) days of the delivery of the notice of exercise.

      6. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

      7. Adjustment of Exercise Price and Kind and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

            (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock,
      (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, or (iii) declare a cash dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock or cash dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

            (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 7), the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a Holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

            (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

            (d) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 7 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Holder shall have the right to receive a new warrant reflecting such adjustment upon the Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

      8. Reservation of Shares. Pursuant to the terms and conditions of this Warrant, Company shall reserve an appropriate number of shares of Company's Common Stock to facilitate the issuance of Warrant Shares to Holder pursuant to this Warrant.

      9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

      10. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock issuable on the exercise hereof, including (without limitation) the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the Notices required under this Warrant.

      11. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

      12. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, or
(iii) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

      13. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

      14. Governing Law. This Warrant shall be governed by the laws of the State of New York as applied to agreements among New York residents made and to be performed entirely within the State of New York.

      IN WITNESS WHEREOF, Parallel Technologies, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.


                                    PARALLEL TECHNOLOGIES, INC.

                                    By:
                                        --------------------------------------
                                    Name: Li Fu
                                    Title: Chief Executive Officer
                                    Address: 558 Lime Rock Road
                                    Lakeville, Connecticut 06039
                                    Telephone No.: 860-435-7000
                                    Facsimile No.:  860-435-6540

                               NOTICE OF EXERCISE

To:_________________


            The undersigned hereby elects to purchase _________________ shares of Common Stock of Parallel Technologies, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice.

            The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                    WARRANTHOLDER:

                                    ________________________________________
                                    By:
                                    Name:
                                    Address: _______________________________
                                    ________________________________________
                                    Date:  _________________________________
                                    Name in which shares should be
                                    registered:_____________________